                                                                    Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

We  hereby  consent  to the  incorporation  by  reference  in  the  Registration
Statements  on  Form  S-3  (Nos.  333-37229,  333-46243,  333-52601,  333-58799,
333-64069,  333-75253,  333-92023,  333-93761,  333-94815, 333-44928, 333-46738,
333-54160, 333-61948, 333-74180, 333-02672, 333-100759,  333-115572, 333-127658,
333-133933) of Home Properties Inc. of our report dated March 10,  2006,  except with respect to our opinion on the consolidated  financial statements insofar as it relates to the effects of the  discontinued  operations  as discussed in Note
19, as to which the date is  September  15, 2006,  relating to the  consolidated financial statements, financial statement schedules,  management's assessment of
the  effectiveness  of  internal  control  over  financial   reporting  and  the
effectiveness  of internal  control over financial  reporting,  which appears in this Current Report on Form 8-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Boston, MA

September 19, 2006